UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OF

THE SECURITIES EXCHANGE ACT OF 1934

TriLinc Global Impact Fund, LLC

(Exact name of registrant as specified in its charter)

Delaware	36-4732802
(State of incorporation or organization)	(IRS Employer Identification No.)

1230 Rosecrans Avenue, Suite 605 Manhattan Beach, CA	90266
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box  ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box  ☒

Securities Act registration statement file number to which this form relates:

333-18576

Securities to be registered pursuant to Section 12(g) of the Act:

Units of Limited Liability Company Interest

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

Item 1 of our Form 8-A filed on April 28, 2015 (the “Form 8-A”) is hereby amended to add the following:

Effective as of March 25, 2017, the Board of Managers of TriLinc Global Impact Fund, LLC (the “Company”) authorized additional units of limited liability company interest to be designated as class Y Units (“Class Y Units”). Effective as of April 18, 2017, the Company’s Board of Managers authorized additional units of limited liability company interest to be designated as class W Units (“Class W Units”). All units of limited liability company interest having the same rights and privileges are considered by the Company to constitute one Class of securities, which are those currently designated as Class A, Class C, Class I, Class W and Class Y Units and will also include any further units of limited liability company interest which have the same rights and privileges. Class W Units and Class Y Units have the same rights and privileges as those of the Class A, Class C and Class I units, as described in our Form 8-A. The differences between the Class W Units and the Class Y Units and among all of the other Classes of units relate to the amount of selling commissions, dealer manager fees, other underwriting compensation and other fees paid with respect to the sale of each Class of Units. In addition, the Class W Units and Class Y Units will not initially participate in the Company’s distribution reinvestment plan, although the Company may determine otherwise in the future.

Item 2.	Exhibits.

Item 2 of the Form 8-A is hereby amended as follows:

Exhibit No.	Description

3.1	Certificate of Formation of TriLinc Global Impact Fund, LLC. Incorporated by reference to Exhibit 3.1 to the Draft Registration Statement on Form S-1 (File No. 377-00015) filed with the SEC on November 1, 2012.

3.2	Third Amended and Restated Limited Liability Company Operating Agreement. Incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on April 19, 2017.

4.1	Second Amended and Restated Distribution Reinvestment Plan. Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the SEC on March 14, 2017.

4.2	Second Amended and Restated Unit Repurchase Program. Incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed with the SEC on March 14, 2017.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TRILINC GLOBAL IMPACT FUND, LLC

April 20, 2017	By:	/s/ Gloria S. Nelund
Name: Gloria S. Nelund
Title: Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Certificate of Formation of TriLinc Global Impact Fund, LLC. Incorporated by reference to Exhibit 3.1 to the Draft Registration Statement on Form S-1 (File No. 377-00015) filed with the SEC on November 1, 2012.

3.2	Third Amended and Restated Limited Liability Company Operating Agreement. Incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on April 19, 2017.

4.1	Second Amended and Restated Distribution Reinvestment Plan. Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the SEC on March 14, 2017.

4.2	Second Amended and Restated Unit Repurchase Program. Incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed with the SEC on March 14, 2017.

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